SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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|_| Fee paid previously with preliminary materials.

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


                      Technology Flavors & Fragrances, Inc.
                              10 Edison Street East
                           Amityville, New York 11701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On July 27, 2004

To the Stockholders of Technology Flavors & Fragrances, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders, which we refer to as the annual meeting, of Technology Flavors & Fragrances, Inc., a Delaware corporation, will be held at the Reckson Executive Park, 58 South Service Road, Melville, New York 11747, on July 27, 2004, at 10:00 a.m., local time. Unless the context otherwise requires, the terms "company," "our," "we," or "us" refer to Technology Flavors & Fragrances, Inc. The annual meeting is for the following purposes, all as more fully described in the attached Proxy
Statement:

     1. To elect five directors to serve for a term of one year or until their respective successors are duly elected and qualified.

     2. To approve the adoption of the company's 2004 Stock Option Plan, which provides for the grant of options to purchase up to 1,000,000 shares of the company's common stock, par value $.01 per share, to employees, officers, directors and other persons related to the company; and

     3. To transact such other business as may properly come before the annual meeting and any and all adjournments thereof.

         Only stockholders of record at the close of business on June 1, 2004 shall be entitled to notice of, and to vote at, the annual meeting. A copy of our Annual Report for the year ended December 31, 2003 accompanies this Proxy Statement.

         The Board of Directors appreciates and welcomes stockholder participation in our affairs. You are earnestly requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States), whether or not you expect to attend the annual meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person if you attend the annual meeting. Shares of stock can be voted at the annual meeting only if the holder is present at the annual meeting in person or by valid proxy. The prompt return of the proxy will be of assistance in preparing for the annual meeting and your cooperation in this respect will be greatly appreciated.

                                         By Order of the Board of Directors,

                                         /s/ JOSEPH A. GEMMO

                                         Joseph A. Gemmo
                                         Secretary

Amityville, New York
June 4, 2004


                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                     PLEASE ATTEND THE MEETING OR COMPLETE,
              SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY
                         TO US IN THE ENCLOSED ENVELOPE.

                      Technology Flavors & Fragrances, Inc.
                              10 Edison Street East
                           Amityville, New York 11701

                           ---------------------------

                                 Proxy Statement
                                     For The
                         Annual Meeting of Stockholders
                           To be Held on July 27, 2004

                           ---------------------------

                                  INTRODUCTION

         This Proxy Statement and the accompanying proxy are being furnished to the stockholders of Technology Flavors & Fragrances, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use in voting at the annual meeting of stockholders, which we refer to as the annual meeting, to be held at the Reckson Executive Park, 58 South Service Road, Melville, New York 11747, on July 27, 2004, at 10:00 a.m., local time, or any adjournment or postponement thereof. This Notice of Meeting and Proxy Statement, together with the accompanying form of proxy are first being mailed or delivered to our stockholders on or about June 4, 2004. A copy of our Annual Report for the year ended December 31, 2003 accompanies this Proxy Statement. Unless the text otherwise requires, the terms "company," "our," "we" or "us," refer to Technology Flavors & Fragrances, Inc.

         At the annual meeting, the stockholders of record of our common stock will be asked to consider and vote upon:

     1. the election of five directors to serve for a term of one year or until their respective successors are duly elected and qualified ("Proposal 1");

     2. To approve the adoption of the company's 2004 Stock Option Plan, which provides for the grant of options to purchase up to 1,000,000 shares of the company's common stock, par value $.01 per share, to employees, officers, directors and other persons related to the company ("Proposal 2"); and

     3. such other proposals as may properly be presented at the annual meeting.

         Only stockholders of record as of the close of business on June 1, 2004, or the Record Date, will be entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles the holder thereof to one vote on each proposal.

         The Board of Directors knows of no other matters that are to be brought before the annual meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the annual meeting, the persons named in the accompanying form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Approval of Proposal 1 requires the affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the annual meeting.

         Approval of Proposal 2 requires the affirmative vote of a majority of the shares of our common stock represented in person or proxy at the annual meeting, excluding the votes of holders of common stock beneficially owned by insiders of the company (and their associates) who may receive common stock in connection with the 2004 Option Plan.

         The accompanying form of proxy provides that each stockholder may specify that his or her shares be voted "for," "against" or "as abstaining from voting" with respect to Proposal 1 and Proposal 2. If the accompanying proxy is properly executed and returned to us, your shares will be voted in accordance with the instructions contained therein. If the accompanying proxy is signed and returned without specific instructions, your shares will be voted FOR Proposal 1 and Proposal 2. If any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

         Proxies marked as "abstaining" will be treated as present for the purpose of determining whether there is a quorum for the annual meeting but will not be counted as voting for or against on any matter as to which such abstention is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the annual meeting will be treated as present for purposes of determining whether there is a quorum for the annual meeting if the broker is given discretion to vote on at least one matter on the agenda.

         A proxy will not be valid unless the completed form of proxy is received by us at our principal executive offices located at 10 Edison Street East, Amityville, New York 11701 at least 48 hours (excluding Saturdays, Sundays and holidays) prior to commencement of the annual meeting. Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the annual meeting by:

     o    delivering  written  notice  of  such  revocation  to  us  (attention:
          Corporate Secretary) prior to the commencement of the annual meeting;

     o submitting a duly executed proxy bearing a later date which relates to the same shares; or

     o    attending and voting such shares at the annual meeting.

         Mere attendance at the annual meeting will not, in and of itself, revoke an otherwise valid proxy.

         Whether or not you attend the annual meeting, your vote is important. Accordingly, you are urged to sign and return the accompanying form of proxy regardless of the number of shares you own. Shares can be voted at the annual meeting only if the holder is present or represented by proxy.

                       VOTING RIGHTS AND VOTING SECURITIES

Voting at the Annual Meeting

         Our Board of Directors has fixed the close of business on June 1, 2004 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting. As of June 1, 2004, there were 12,793,773 shares of common stock issued and outstanding. Our common stock is the only class of outstanding voting securities. Each holder of our common stock on the Record Date will be entitled to one vote per share, either in person or by proxy, on each matter presented at the annual meeting. The holders representing a majority of all of our outstanding common stock entitled to vote at the annual meeting, in person or by proxy, will constitute a quorum at the annual meeting. If a quorum is present at the annual meeting, the five nominees receiving the affirmative vote of a plurality of the shares of the common stock represented in person or by proxy at the annual meeting will be elected as directors under Proposal 1. The affirmative vote of the holders representing a majority of the shares of common stock represented in person or by proxy at the annual meeting, excluding the votes of holders of common stock beneficially owned by insiders of the company (and their associates) who may receive common stock in connection with the 2004 Option Plan, is required to approve Proposal 2.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information as of June 1, 2004 regarding the beneficial ownership of our common stock by (a) each person known by us to own beneficially more than 5% of our common stock, (b) each of our directors, (c) each of our named executive officers, and (d) all of our executive officers and directors as a group (eight persons):

                                                                                                           Percentage
  Name                                                                     Number of Shares            Beneficially Owned
  ----                                                                  Beneficially Owned (1)         ------------------
                                                                        ---------------------
  Philip Rosner (2)...............................................          2,342,342   (3)(4)                 18.0%
  A. Gary Frumberg (2)..........................................            1,484,674   (5)                    11.4%
  Richard R. Higgins.............................................             750,000                           5.9%
  Sean Deson (2)..................................................            327,565   (6)(7)(8)               2.5%
  Werner F. Hiller (2)............................................            297,318   (6)(8)(9)(10)           2.3%
  Irwin D. Simon (2).............................................             216,667   (6)(8)(9)               1.7%
  Ronald J. Dintemann (2).......................................               68,444   (11)(12)                (*)
  Harvey F. Farber (2)............................................              91,933  (12)(13)                (*)
  Joseph A. Gemmo (2)...........................................               204,433   (14)                   1.6%
  All  directors  and  executive  officers  as  a  group  (eight             5,033,376                         35.1%
  persons)

(*) Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(2) The business address of each of Messrs. Rosner, Frumberg, Dintemann, Farber and Gemmo is c/o Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701. The business address of Mr. Deson is c/o Deson Ventures, 112 Baypoint Drive, San Rafael, CA 94901. The business address of Mr. Hiller is 248 Locha Drive, Jupiter, Fl 33458. The business address of Mr. Simon is c/o The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747.

(3) Includes five-year options to purchase an aggregate of 233,333 shares of our common stock granted to Mr. Rosner in June 1999, May 2001 and October 2001 which are fully vested and excludes options to purchase 66,667 shares of our common stock that have not yet vested. Such unvested options will vest in 2004.

(4) Includes 36,438 shares of our common stock owned by Mr. Rosner's wife. Mr. Rosner disclaims beneficial ownership of the shares owned by his wife.

(5) Includes five-year options to purchase an aggregate of 200,000 shares of our common stock granted to Mr. Frumberg in June 1999, May 2001 and October 2001 which are fully vested and excludes options to purchase 50,000 shares of our common stock that have not yet vested. Such unvested options will vest in 2004.

(6) Includes ten-year options to purchase 100,000 shares of our common stock granted to each of Messrs. Deson, Hiller and Simon in June 1999 which are fully vested.

(7) Includes ten-year options to purchase 200,000 shares of our common stock granted to Mr. Deson in June 1998 and an aggregate of 10,898 shares granted in 1999 which are fully vested.

(8) Includes ten-year options to purchase 16,667 shares of our common stock granted to each of Messrs. Deson, Hiller and Simon in May 2002 which are fully vested and excludes options to purchase 33,333 shares of our common stock to each that have not yet vested. Of such unvested options, options to purchase 16,667 shares will vest in 2004 and 16,666 shares will vest in 2005.

(9) Includes ten-year options to purchase 100,000 shares of our common stock granted to each of Messrs. Hiller and Simon in January 1998 which are fully vested.

(10) Includes ten-year options to purchase 6,731 shares of our common stock granted to Mr. Hiller in April 1999 which are fully vested.

(11) Includes ten-year options to purchase an aggregate of 41,000 shares of our common stock granted to Mr. Dintemann in June 1997, April 1999 and April 2004 which are fully vested and excludes options to purchase 79,000 shares that have not yet vested. Of such unvested options, options to purchase 4,000 shares will vest in 2004 and 25,000 shares will vest in each of years 2005, 2006 and 2007.

(12) Includes ten-year options to purchase 8,333 shares of our common stock granted to each of Messrs. Dintemann and Farber in May 2002 which are fully vested and excludes options to purchase 16,667 shares of our common stock to each that have not yet vested. Of such unvested options, options to purchase 8,333 shares will vest in 2004 and 8,334 shares will vest in 2005.

(13) Includes ten-year options to purchase an aggregate of 76,000 shares of our common stock granted to Mr. Farber in January 1996, February 1997 and April 1999 which are fully vested and excludes options to purchase 4,000 shares that have not yet vested. Such unvested options will vest in 2004.

(14) Includes ten-year options to purchase an aggregate of 199,333 shares of our common stock granted to Mr. Gemmo in February 1997, December 1997, April 1999 and May 2001 which are fully vested and excludes options to purchase 20,667 shares that have not yet vested. Such unvested options will vest in 2004.

Equity Compensation Plan Information

         The following table sets forth information about our common stock as of December 31, 2003 that may be issued upon exercise of options, warrants and other rights under our equity compensation plans as of December 31, 2003. All of our equity compensation plans have been approved by our stockholders.

                                                                                               Number of Shares Remaining
                                                                                                  Available for Future
                                     Number of Shares to be          Weighted Average            Issuance under Equity
                                    Issued upon Exercise of          Exercise Price of             Compensation Plans
                                      Outstanding Options           Outstanding Options       (excluding shares reflected
Plan Category                                 (a)                           (b)                      in column [a])
-------------                                                                                             (c)
                                  -----------------------------    ----------------------     -----------------------------
Equity     compensation    plans
approved by shareholders                   2,262, 629                      $1.16                        123,288

Equity   compensation  plan  not
approved by shareholders                       -                             -                             -
                                  -----------------------------    ----------------------     -----------------------------
     Total                                 2,262,629                       $1.16                        123,288
                                  =============================    ======================     =============================

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Our directors are elected annually at our annual meeting of stockholders. Their respective terms of office continue until their successors have been duly elected and qualified in accordance with our By-laws or their earlier resignation. Our Board of Directors currently consists of five directors. At the annual meeting, five directors are to be elected to serve for a term of one year or until their respective successors are duly elected and qualified. All nominees (Messrs. Philip Rosner, A. Gary Frumberg, Sean Deson, Werner F. Hiller and Irwin D. Simon) are currently members of the Board of Directors.

         The designated representatives named in the accompanying form of proxy intend to vote for the election to the Board of Directors of each of the nominees listed below, unless the proxy is marked to expressly indicate otherwise. Should any of such nominees be unable or unwilling to accept such election (which the Board of Directors does not anticipate), the designated representatives named in the accompanying form of proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

         The election of each nominee as a director requires the affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the annual meeting. The Board of Directors recommends that stockholders vote FOR the election of each of the five nominees listed below.

Information Concerning Directors, Director Nominees and Executive Officers

         The following table sets forth information regarding our directors, director nominees and our executive officers as of June 1, 2004.

               Name                     Age                              Positions with the Company
------------------------------------    ------     ------------------------------------------------------------------------

Philip Rosner (1)............           68        Chairman of the Board of Directors and Chief Executive Officer
A. Gary Frumberg (1)......              70        Director and Executive Vice President
Joseph A. Gemmo...........              58        Vice President, Chief Financial Officer, Secretary and Treasurer
Ronald J. Dintemann........             60        Vice President--Operations
Harvey Farber................           63        Senior Vice President--Flavor Division
Sean Deson (1)...............           40        Director
Werner F. Hiller (1)..........          67        Director
Irwin D. Simon (1)...........           45        Director

---------------

(1) Indicates director nominee and current member of our Board of Directors standing for reelection.

         The business experience of each of the persons listed above for at least the last five years is as follows:

         Philip Rosner has been the Chairman of the Board of Directors, Chief Executive Officer and President of our company since its inception in 1989 to August 2000 and Chairman and Chief Executive Officer since August 2000. Mr. Rosner has been engaged in the flavor and fragrance industry for over 50 years. Prior to 1989, Mr. Rosner was President of Globe Extracts, Inc., and for 15 years before that, was President of Felton Worldwide, Inc., both of which produced and marketed flavors and fragrances.

         A. Gary Frumberg has been a Director and an Executive Vice President of our company since 1989. Prior to 1989, Mr. Frumberg served as Vice President--International Sales of Felton Worldwide, Inc.

     Joseph A. Gemmo has been Vice President and Chief Financial Officer of our company since August 1996 and Secretary and Treasurer since June 1998. From
January 1994 to April 1996, Mr. Gemmo was the Chief Financial Officer of Bio-Botanica, Inc., a developer and manufacturer of herbal extracts. From 1989 to 1994, Mr. Gemmo was the Chief Financial Officer of General Aerospace Materials Corp.

     Ronald J. Dintemann has been Vice President--Operations of our company since May 1989. Prior to joining our company, Mr. Dintemann served as Vice President--Operations of Globe Extracts, Inc. for two years.

     Harvey Farber has been Senior Vice President--Flavor Division of our company since October 1997. From October 1995 through October 1997, Mr. Farber was Senior Vice President--Flavor Development of our company. Before Mr. Farber joined our company, he was the Vice President--Flavor Development at J. Manheimer Inc. for 12 years.

     Sean Deson has been a Director of our company since June 1998. Mr. Deson is currently the Managing Partner of Deson Ventures, a private equity investment firm. Prior thereto, Mr. Deson was a Senior Vice President in the Investment Banking Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ. Mr. Deson served in various capacities in DLJ since 1990, primarily as an advisor, financier and investor. Mr. Deson also serves as the interim Chief Executive Officer and a member of the Board of Directors of Active Worlds, Inc., a company quoted on the OTC Bulletin Board, SystemsFusion, Inc., Fastxchange and Liquidxs.

     Werner F. Hiller has been a Director of our company since June 1998. Since 1996, Mr. Hiller has been a consultant to General Spice Companies, a division of ConAgra, Inc., and previously served as the President of General Spice Companies from 1990 to 1996. Mr. Hiller was the also the co-founder of General Spice Companies, and from 1965 to 1990, he served as Executive Vice President and Treasurer.

         Irwin D. Simon has been a Director of our company since June 1998. Mr. Simon has been the Chairman, President and Chief Executive Officer of The Hain Celestial Group, Inc., a natural and specialty foods company listed on Nasdaq, since May 2000 and President and Chief Executive Officer of The Hain Food Group, Inc. from 1993 to May 2000. Prior to 1993, Mr. Simon spent 15 years in various sales and marketing positions, including Vice President of Marketing of Slim-Fast Foods Company, and Eastern Regional Director of Haagen-Dazs Shops, a division of Grand Metropolitan, PLC.

         All of our directors serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under their contracts of employment. There are no family relationships among our directors and executive officers.

Meetings of the Board of Directors and Committees

         Our business affairs are managed under the direction of the Board of Directors. Members of the Board are informed about our affairs through presentations, reports and documents distributed to them, operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings, and through other means. In addition, the directors of our company discharge their duties throughout the year not only by attending meetings of the Board of Directors but also through personal meetings and other communications, including telephone contact with management and others of our company.

         During 2003, our Board of Directors held four meetings. During 2003, each director attended at least 75% of the Board meetings and at least 75% of the meetings held by all Board committees on which he served.

Board Committees

     Our Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The members of these committees are appointed by the Board of Directors. Our Board of Directors has a group of directors who perform the functions of a Nominating Committee. See "Nominating Process" below.

         Executive Committee. The Executive Committee of the Board of Directors may exercise, except when the Board of Directors is in session and to the extent permitted by the General Corporation Law of the State of Delaware, all of the powers of the Board of Directors in the management of our affairs. The Executive Committee did not meet in 2003. The current members of the Executive Committee are Messrs. Rosner, Deson and Hiller.

         Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of our financial statements and to perform services related to such audit. The Audit Committee also has responsibility for:

     o reviewing the scope and results of the audit with the independent auditors,

     o reviewing our financial condition and results of operations with management,

     o considering the adequacy of our internal accounting, bookkeeping and control procedures, and

     o reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence.

         The Audit Committee held four meetings in 2003. The current members of the Audit Committee are Messrs. Deson and Hiller.

         Compensation Committee. The Compensation Committee generally recommends to the Board of Directors the compensation to be paid to our executive officers and other key personnel, reviews new or existing employee compensation programs and periodically reviews management perquisites and other benefits. The Compensation Committee did not meet in 2003. The current members of the Compensation Committee are Messrs. Hiller and Simon.

Audit Committee Report

         The following Report of the Audit Committee of our Board of Directors does not constitute proxy soliciting material and should not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the company specifically incorporates this Report by reference in any of those filings.

         The Audit Committee of our Board of Directors is composed of two directors, each of whom is believed by the Board of Directors and the Audit Committee to be independent within the meaning of the listing standards of the American Stock Exchange. The Board of Directors has determined that Messrs. Hiller and Deson are "audit committee financial experts" as defined by the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors (a copy of which was attached as Appendix A to the company's proxy statement dated May 10, 2001 regarding the 2001 annual meeting of the company's stockholders).

         Management is responsible for the company's internal controls and the financial reporting process. The company's independent accountants for year 2003, BDO Seidman, LLP, were responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with the audit with respect to the company's financial statements for the year ended December 31, 2003, the Audit Committee met and had discussions with management and the independent accountants. Management represented to the Audit Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountant's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

         By the Audit Committee of the Board of Directors of Technology Flavors & Fragrances, Inc.

                  Werner F. Hiller (Chairman)
                  Sean Deson


Nominating Process

         Messrs. Werner F. Hiller and Sean Deson are the group of directors on the company's Board of Directors who perform the functions of a Nominating Committee. Those functions include the consideration and nomination of director candidates including candidates submitted, if any, by shareholders to the Board of Directors. The Board believes that each of Messrs. Hiller and Deson is unrelated, an outside member with no other affiliation with the company and independent as defined by the American Stock Exchange.

Nomination of Directors

         Messrs. Hiller and Deson are responsible for identifying individuals qualified to become directors. They seek to identify director candidates based on input provided by a number of sources, including (1) our other directors, (2) our stockholders, (3) our Chief Executive Officer and Chairman, and (4) third parties such as professional advisors and search firms. In evaluating potential candidates for director, Messrs. Hiller and Deson consider the entirety of each candidate's credentials.

         Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors.

However, at a minimum, candidates for director must possess:

     o    high personal and professional ethics and integrity;

     o    the ability to exercise sound judgment;

     o    the ability to make independent analytical inquiries;

     o a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

     o    the appropriate and relevant business experience and acumen.

         In addition to these minimum qualifications, Messrs. Hiller and Deson also take into account when considering whether to nominate a potential director candidate the following factors:

     o    whether  the  person  possesses   specific   industry   expertise  and
          familiarity with general issues affecting our business;

     o whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC") in Item 401 of Regulation S-K;

     o whether the person would qualify as an "independent" director under the listing standards of the American Stock Exchange;

     o the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

     o the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

        Messrs. Hiller and Deson will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below.

         In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration must comply with the following:

     o The recommendation must be made in writing to Technology Flavors & Fragrances, Inc., Attention: Joseph A. Gemmo, Corporate Secretary, at 10 Edison Street East, Amityville, New York 11701.

     o    The  recommendation  must  include  the  candidate's  name,  home  and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the company within the last three years and evidence of the recommending person's ownership of the company's common stock.

     o The recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, and personal references.

     o A statement from the director nominee indicating that such nominee wants to serve on the Board and could be considered "independent" under the Rules and Regulations of the American Stock Exchange and the Securities and Exchange Commission ("SEC"), as in effect at that time.

         All candidates submitted by stockholders will be evaluated by Messrs. Hiller and Deson according to the criteria discussed above and in the same manner as all other director candidates.

Director Compensation

         During 2003, each of our non-employee directors was paid a $20,000 annual fee, plus $500 for each formal meeting attended. Alternatively, a non-employee director may, at his option and in lieu of such cash remuneration, elect to receive a non-qualified stock option grant for such earned fees. In addition, directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. Our outside directors currently are Messrs. Deson, Hiller and Simon.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission (and, if such security is listed on a national securities exchange, with such exchange) various reports as to their ownership of and activities relating to such common stock. Such Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from Reporting Persons, and without conducting any independent investigation of our own, in 2003, all Forms 3, 4, and 5 were timely filed with the Securities and Exchange Commission by such Reporting Persons.


Code of Ethics

         We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and directors as well as our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is posted on our website, www.tffi.com, under the "Corporate Responsibility-Corporate Governance" caption. We intend to disclose on our website any amendments to, or waiver of, a provision of the Code of Business Conduct and Ethics.


                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid to or earned by our Chairman of the Board and Chief Executive Officer and the other four most highly compensated executive officers of our company (other than the Chairman of the Board and Chief Executive Officer) whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2003 (the "Named Executive Officers"):




                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                                       ----------------------
                                             Annual Compensation                    Awards                   Payouts
                                             -------------------                    ------                   -------
                                                               Other       Restricted   Securities                   All
                                                              Annual         Stock      Underlying      LTIP        Other
Name and Principal Position   Year     Salary     Bonus    Compensation      Awards    Options/SARs   Payouts   Compensation
---------------------------   ----     ------     -----          1)           ($)      -----------      ($)          ($)
                                                                ---          ------                   -------   -------------

Philip Rosner...............  2003   $275,000   $20,000(2)    $20,826          -             -           -            -
Chairman of the Board and     2002    243,338   60,000(3)       8,424          -             -           -            -
Chief Executive Officer       2001    231,750     4,457         8,424          -        200,000(4)       -            -

A. Gary Frumberg............  2003    250,000   6,500(2)       9,755           -             -           -            -
Director and Executive Vice   2002    224,952   30,000(3)     10,692           -             -           -            -
President                     2001    214,240     4,120       10,692           -        150,000(5)       -            -

Harvey Farber...............  2003    183,600       -           4,201          -             -           -            -
Senior Vice                   2002    174,825    12,000         3,437          -         25,000(6)       -            -
President-Flavor Division     2001    160,500     3,202         3,437          -             -           -            -

Ronald J. Dintemann.........  2003    159,500       -         12,499           -             -           -            -
Vice President-Operations     2002    151,842    11,000       12,329           -         25,000(6)       -            -
                              2001    144,612     2,781       12,329           -             -           -            -

Joseph A. Gemmo.............  2003    159,500       -           5,897          -             -           -            -
Vice President, Chief         2002    146,219    11,000         6,313          -             -           -            -
Financial Officer,            2001    139,256     2,678         6,313          -         50,000(7)       -            -
Secretary and Treasurer

(1) Represents expenses in connection with the personal use of company automobiles and life insurance policies on the life of such executive.

(2) Represents bonuses paid to Messrs. Rosner and Frumberg approved by the Board of Directors for the purpose of paying down certain notes owed to the company.

(3) Represents bonuses paid pursuant to our Management Incentive Plan plus additional bonuses of $40,000 and $13,000 paid to Messrs. Rosner and Frumberg, respectively, approved by our Board of Directors for the purpose of paying down certain notes owed to the company.

(4) Represents five-year stock options to purchase 100,000 shares of our common stock granted in May 2001 under our 1999 Stock Option Plan at an exercise price of $1.10 per share and 100,000 shares of our common stock granted in October 2001 under our 1999 Stock Option Plan at an exercise price of $.88 per share.

(5) Represents five-year stock options to purchase 50,000 shares of our common stock granted in May 2001 under our 1999 Stock Option Plan at an exercise price of $1.10 per share and 100,000 shares of our common stock granted in October 2001 under our 1999 Stock Option Plan at an exercise price of $.88 per share.

(6) Represents ten-year stock options to purchase 25,000 shares of our common stock granted in May 2002 under our 1999 Stock Option Plan at an exercise price of $1.05 per share.

(7) Represents ten-year stock options to purchase 50,000 shares of our common stock granted in May 2001 under our 1996 Stock Option Plan at an exercise price of $1.00 per share.

Stock Option Grants in 2003

         The following table sets forth certain information concerning individual stock option grants during the year ended December 31, 2003 to the Named Executive Officers.





                                       Number of             % of Total
                                       Securities           Options/SARs
                                       Underlying            Granted to
                                      Options/SARs          Employees in           Exercise Price            Expiration
     Name                               Granted             Fiscal Year              Per Share                  Date
     ----                             ------------          -----------            --------------            -----------

     None

Aggregate Stock Option Exercises in 2003 and 2003 Year-End Stock Option Values

         The following table provides certain information concerning each exercise of stock options during the year ended December 31, 2003 by each of the Named Executive Officers and the year-end value of unexercised stock options. The stock options listed below were granted without tandem stock appreciation rights. We have no freestanding stock appreciation rights outstanding.

                                Number of                           Number of Unexercised            Value of Unexercised
                                 Shares                                  Options at                 In-the-Money Options at
                               Acquired on         Value              December 31, 2003                December 31, 2003
  Name                          Exercise        Realized ($)      Exercisable/Unexercisable      Exercisable/Unexercisable (1)
  ----                          --------        ------------      -------------------------      -----------------------------

  Philip Rosner...........             -                -                 233,333/66,667                        $-/$-
  A. Gary Frumberg.....                -                -                150,000/100,000                        -/-
  Harvey Farber..........              -                -                  72,000/33,000                         -/-
  Ronald J. Dintemann ..               -                -                 112,000/33,000                         16,500/-
  Joseph A. Gemmo.....                 -                -                 178,667/41,333                         -/-

(1) Value of unexercised "in-the-money" options is equal to the difference between the closing per share price of our common stock on the AMEX at December 31, 2003 ($ .80) and the option exercise price per share multiplied by the number of shares subject to options.

Employment Agreements and Termination of Employment, and Change of Control Arrangements

         In May 2002, we entered into three-year employment agreements with each of the company's five Named Executive Officers containing terms and conditions which are, except for the respective amounts of salary compensation, substantially similar. The employment agreements provide for the respective annual base salaries for each Named Executive Officer, as in effect as of the date of his employment agreement, which may be increased by the Board of Directors at any time, and that each such officer shall be entitled to bonuses or other forms of incentive compensation pursuant to the company's Management Incentive Plan subject to the discretion of the Board of Directors. The employment agreements contain, among other things, customary noncompetition and confidentiality provisions. Under the employment agreements, each Named Executive Officer is also entitled to (i) participate in all fringe benefit programs provided by the company to its executive officers and (ii) provision of an automobile with a lease value of up to $900 per month and reimbursement for related automotive expenses in accordance with the company's requirements and established practices. Effective January 1, 2003, the annual base salary for each Named Executive Officer was increased to the following amounts: Philip Rosner, Chairman and Chief Executive Officer, $275,000; A. Gary Frumberg, Executive Vice President, $250,000; Harvey Farber, Senior Vice President-Flavor Division, $183,600; Ronald J. Dintemann, Vice President Operations, $159,500; and Joseph A. Gemmo, Vice President and Chief Financial Officer, $159,500.

         If the company terminates a Named Executive Officer's employment before expiration of the respective employment agreement term without Cause (as defined), such officer will be entitled, as severance, to the ongoing payment of his salary for the entirety of the portion of the term which remains after the termination date. Also, the company shall continue, at its expense, to provide such terminated officer with all medical benefits for the remainder of the employment agreement term.

         For purposes of the employment agreements, "Cause" would exist if a Named Executive Officer (i) willfully or repeatedly fails in any material respect to satisfactorily perform his duties and obligations as provided in the employment agreement; (ii) has been convicted of a crime or has entered a plea of guilty or nolo contendere with respect thereto; (iii) has committed any act in connection with his employment which involved fraud, gross negligence, misappropriation of funds, dishonesty, disloyalty, breach of fiduciary duty or any other misconduct injurious to the company or any affiliate thereof; (iv) has engaged in any conduct which in the company's reasonable determination is likely to adversely affect in any material respect the reputation or public image of the company or any affiliate thereof; (v) has breached any of the restrictive covenants contained in the employment agreement regarding noncompetition, nonsolicitation of customers or supplies, or nondisclosure of information; or
(vi) has materially breached his employment agreement in any manner other than those set forth above.

         If prior to the expiration of an employment agreement term, but following or in connection with, as a result of or in anticipation of a Change of Control (as defined) of the company or Potential Change of Control (as defined) of the company, a Named Executive Officer's employment is terminated by the company without Cause or by such officer for Good Reason (as defined), the company shall pay the officer as severance in a lump sum within 30 days after the termination date (i) all amounts of his salary for the entirety of the portion of the term which remains after the termination date and (ii) an amount equal to six months' salary. In addition, the company shall, at its expense, continue to provide such officer with all medical benefits for the remainder of the employment agreement term.

         For purposes of the employment agreements, "Good Reason" means the occurrence (without such officer's prior consent) of any one of several acts, or failures to act, including: (i) assignment to the officer of any responsibilities inconsistent with his most significant position(s) as an executive officer of the company held during the 180-day period immediately preceding any related Potential Change in Control or a substantial adverse alteration of such officer's position or title(s) with the company; (ii) a reduction in the officer's annual base salary; (iii) certain relocations of the company's principal executive offices; and (iv) a material failure by the company to comply with the employment agreement.

Management Incentive Plan

         In 2003, we had in effect a management incentive plan for corporate officers and key management employees for the purpose of awarding cash and stock bonuses based on the achievement of certain predetermined goals. These goals are established for each participant in the plan and are set by our Compensation Committee prior to the beginning of the year. These goals are based on a participant's performance and may relate to a variety of factors reflecting our objectives and performance and a participant's ability to contribute to the overall success of our company within the context of the purposes of the plan, our business plan and the aspects of our business which the participant's duties involve.

         Bonuses awarded pursuant to the plan are based on a percentage of each participant's base salary and the overall performance of our company during the year. However, the amount of any award to a participant for any year shall not exceed 50% of the participant's base salary, in the case of a participant who is a corporate officer of our company, or 25% of base salary, in the case of a participant who is a key management employee. Further, if the aggregate amount of all awards under the plan exceeds 10% of our net income for a particular year, each award shall be proportionately reduced so that the aggregate amount of all such awards does not exceed 10% of our net income for the year.

         Certain goals for 2003 were not met and accordingly, no bonuses were awarded under the plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2003, we sold flavor products to The Hain Celestial Group, Inc. ("Hain") and/or their designated co-packer. Irwin D. Simon, a director of our company, is the Chairman, President and Chief Executive Officer of Hain. Our sales to Hain totaled approximately $1,003,000 in 2003. We believe such sales were made on arms-length terms and conditions and at competitive prices.

         The following table sets forth certain information regarding loans made by us to our directors and executive officers which were outstanding as of December 31, 2003. The notes bore interest based at a bank's prime rate through December 31, 2000 (non-interest bearing thereafter) and are due in annual installments through April 1, 2004. In March 2004, the Board of Directors amended the notes to change the final installment date from April 1, 2004 to April 1, 2005. As of June 1, 2004, the aggregate indebtedness owed to us under these loans was $53,047, including accrued interest through December 31, 2000. These loans are secured by common stock that is owned by Messrs. Rosner and Frumberg.

                                                 Table of Indebtedness of Directors
                                                  and Executive Officers of Company

                                                                                Amount
                                                                              Outstanding          Amount
                                                                                 as of           Outstanding
                                                           Involvement       December 31,           as of
Name and Principal Position                                 of Issuer           2003(1)        June 1, 2004(1)
---------------------------                                 ---------           -------        ---------------


Philip Rosner, Chairman of the Board and
    Chief Executive Officer...............................     Lender            $38,973           $38,973

A. Gary Frumberg, Director and
    Executive Vice President..............................     Lender             14,074            14,074

         (1)  Includes accrued interest through December 31, 2000.

         In 2003, we sold fragrance products to Scent-A-Vision, Inc., a company owned by Ms. Sharon Christie who is the spouse of Mr. Philip Rosner, our Chairman and Chief Executive Officer. Our sales to Scent-A-Vision for year 2003 were approximately $109,000 which we believe were competitive with other available sources for such fragrance products.

        PROPOSAL 2: TO APPROVE THE ADOPTION OF THE 2004 STOCK OPTION PLAN

General

         Subject to the approval of the company's stockholders, on April 8, 2004 the Board of Directors of the Company adopted the 2004 Stock Option Plan (the "2004 Option Plan"). The 2004 Option Plan is intended to help the company attract, retain and motivate key employees (including officers and directors) and other persons related to the company. The company believes that it will need the authority to make stock option grants covering a greater number of shares over the next several years than remain authorized under its current stock option plans.

         The 2004 Option Plan provides for the grant of options ("Options") to purchase common stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that do not so qualify ("Non-Qualified Options").

Prior and Current Stock Option Plans

1993 Stock Option Plan

         In November 1993, we adopted, and the stockholders approved, the 1993 Stock Option Plan pursuant to which we may grant to our employees' options to purchase up to 500,000 shares of our common stock. The options granted under the 1993 Stock Option Plan may be exercised during the ten-year period after they are granted at an exercise price equal to the mean between the high and low selling prices of our common stock on the Toronto Stock Exchange on the date of the grant. Options granted to any person who beneficially owns 10% or more of our common stock may not be exercised after the fifth anniversary of the date of the grant and must be granted at an exercise price equal to 110% of the market price at the date of the grant. In May 1999, our Board of Directors terminated the 1993 Stock Option Plan for the purpose of granting additional stock options. Termination of the 1993 Stock Option Plan will not affect options that were granted prior to the termination date.

         As of June 1, 2004, options to purchase an aggregate of 308,500 shares of our common stock were outstanding under the 1993 Stock Option Plan.

1996 and 1999 Stock Option Plans

         In October 1996, our Board of Directors adopted, and the stockholders approved, the 1996 Stock Option Plan. In May 1999, our Board of Directors adopted, and in June 1999, the stockholders approved, the 1999 Stock Option Plan.

         The maximum number of shares of our common stock that may be subject to options under each of the 1996 and 1999 Stock Option Plans may not exceed an aggregate of 1,000,000 shares. This number may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Our employees (including officers and directors who are employees) and employees of our company's subsidiaries are eligible for the grant of incentive options under the 1996 and 1999 Stock Option Plans. Directors who are not employees are not eligible to receive incentive stock options, but may receive non-qualified options. Options may also be granted to other persons, provided that such options are non-qualified options. In the event of incentive options, the aggregate fair market value of our common stock with respect to which such options become first exercisable by the holder during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent an option that otherwise would be an incentive option exceeds this $100,000 threshold, it will be treated as a non-qualified option.

         In the case of an incentive option, the exercise price cannot be less than the fair market value (as defined in the 1996 and 1999 Stock Option Plans) of our common stock on the date the option is granted and, if an optionee is a stockholder who beneficially owns 10% or more of our outstanding common stock, the exercise price of incentive options may not be less than 110% of the fair market value of our common stock. The term of an option cannot exceed ten years and, in the case of an optionee who owns 10% or more of the outstanding common stock, cannot exceed five years.

         The 1996 and 1999 Stock Option Plans will terminate automatically and no options may be granted more than ten years after the dates the 1996 and 1999 Stock Option Plans, respectively, were approved by our Board of Directors. The 1996 and 1999 Stock Option Plans may be terminated at any prior time by the Board of Directors. Termination of the 1996 and 1999 Stock Option Plans will not affect options that were granted prior to the termination date.

         As of June 1, 2004, options to purchase an aggregate of 970,629 and 965,000 shares of our common stock were outstanding under the 1996 and 1999 Stock Option Plans, respectively, and an aggregate of 38,288 shares were reserved for the future issuance of stock options.

         Background of Stockholder Approval Requirement

         Stockholder approval of the 2004 Option Plan is required for options granted under the plan to qualify as Incentive Options under Section 422 of the Code. For this purpose, stockholders must approve a plan that designates the aggregate number of shares which may be issued under the plan and the class of employees eligible to receive options under the plan. Stockholder approval must be obtained within twelve months after adoption of the plan by the Board of Directors.

         Section 162(m) of the Code disallows a tax deduction for compensation in excess of $1 million that is paid to certain employees of a corporation whose common stock is subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, this limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, in order for grants under the 2004 Option Plan to satisfy the requirements to be "qualified performance-based compensation," it is necessary to obtain stockholder approval of the class of employees eligible to receive grants under the 2004 Option Plan, the business criteria to be used in making such grants, the maximum number of shares with respect to which grants can be made to any one employee under the 2004 Option Plan and the exercise price of any Options. Another requirement for "qualified performance-based compensation" is that grants under the plan be made by a compensation committee consisting solely of two or more "outside directors," within the meaniong of Treasury Regulation Section 1.162-27(e)(3).

         The following description of the 2004 Option Plan summarizes the principal features of the 2004 Option Plan and sets forth those matters as to which stockholder approval is required as described above.

         Any such options that are granted will not satisfy the "qualified performance-based compensation" exception in Section 162(m) absent stockholder approval of the business criteria to be used in making such grants.

         The following table discloses the benefits or amounts that will be received by or allocated to each of the following under the plan being acted on:

                                       NEW PLAN BENEFITS

Name and Position                                                           Dollar Value       Number of Units
-----------------                                                           -------------      ---------------
Philip Rosner, Chairman and Chief Executive Officer.....................           *                   *

A. Gary Frumberg, Director and
Executive Vice President................................................           *                   *

Harvey Farber,
Senior Vice President
Flavor Division.........................................................           *                   *

Ronald J. Dintemann,
Vice President - Operations.............................................           *                   *

Joseph A. Gemmo, Vice President,
Chief Financial Officer, Secretary and Treasurer........................           *                   *

Executive Group.........................................................           *                   *

Non-Executive Director Group............................................           *                   *

Non-Executive Officer Employee Group....................................           *                   *

*Benefits or amounts are not determinable. If the plan had been in effect during year 2003, the dollar value and number of units received in year 2003 would have been zero.

Summary Description of the 2004 Option Plan

         The following is a summary of the principal features of the 2004 Option Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth in Exhibit A to this Proxy Statement.

Administration of the 2004 Option Plan

         The 2004 Option Plan will be administered by the Board of Directors or by a committee (the "Committee") the majority of which shall be independent directors, which is appointed by the Board of Directors. The company's Board of Directors or the Committee is authorized to interpret the 2004 Option Plan, adopt and amend rules and regulations relating to the 2004 Option Plan, and determine the recipients, form and terms of Options granted under the 2004 Option Plan. All Options must be evidenced by a written agreement.

Shares Available

         Under the 2004 Option Plan, the maximum number of shares of common stock available for grant may not exceed an aggregate of 1,000,000 shares. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitilization.

Eligibility

         Employees (including officers and directors who are employees) of the company or its subsidiaries are eligible for the grant of Incentive Options under the 2004 Option Plan. Directors who are not employees or officers are not eligible to receive Incentive Options. Options may also be granted to other persons such as non-employee directors, consultants, advisors, and other persons related to the company as the Committee shall select in its discretion, provided that such options will be Non-Qualified Options. In the event of Incentive Options, the aggregate fair market value (determined at the time the Option is granted) of the common stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

Exercise Price of Options

         The company will receive no monetary consideration for the grant of Options under the 2004 Option Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value (as defined in the 2004 Option
Plan) of the shares on the date the Option is granted, and if an optionee is a stockholder who beneficially owns 10% or more of the outstanding common stock, the exercise price of Incentive Options cannot be less than 110% of such fair market value. The exercise price of Non-Qualified Options shall be determined by the company's Board of Directors or the Committee. The exercise price of Options may be adjusted in certain events, such as a stock split, reorganization or recapitalization.

Payment Upon Exercise of Options

         Payment for shares purchased by exercising an Option is to be made by cash or check, or by any other means which the Board of Directors determines are consistent with the purposes of the 2004 Option Plan and with applicable laws and regulations.

Written Option Agreement

         Each Option shall be evidenced by an Award Agreement in such form as the Board of Directors or the Committee shall from time to time approve.

Term of Options

         The term of an Option cannot exceed 10 years, and, in the case of any optionee who owns 10% or more of the outstanding common stock, cannot exceed five years.


Termination of Employment

         Individual option agreements generally will provide that the Options will expire upon termination of employment except that (i) in the case of termination that is not for cause or otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the Option will be exercisable for three months after termination to the same extent that it was exercisable prior to termination, (ii) in the case of termination due to disability, the Option will be exercisable for one year after termination (or within such lesser period as may be specified in the applicable option agreement) to the same extent that it was exercisable prior to termination, and
(iii) in the case of death while in the employ of the company or, within the three-month period referred to in clause (i), the Option will be exercisable for one year after death (or within such lesser period as may be specified in the applicable option agreement). After the death of an optionee, the Option is exercisable by the legal representative of the optionee or by the person that acquired the Option by reason of the death of the Optionee.

Non-Transferability of Options

         Options are not transferable by the optionee except by will or by the laws of descent and distribution. The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by law or regulation.

Effective Date

         The 2004 Option Plan became effective when adopted by the Board of Directors, but no Incentive Option granted under the plan shall become exercisable unless and until the Plan shall have been approved by the company's stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board of Director's adoption of the plan, any options previously granted under the Plan shall be deemed to be null and void and of no effect whatsoever.

Duration of the 2004 Option Plan

         The 2004 Option Plan will terminate automatically and no Options may be granted after 10 years have elapsed from the date the 2004 Option Plan was approved by the company's Board of Directors. The 2004 Option Plan may be terminated at any prior time by the Board of Directors. Termination of the 2004 Option Plan will not affect Options that were granted prior to the termination date.

Amendments or Modifications

         The 2004 Option Plan may be amended or modified from time to time by the company's Board of Directors, subject to any required regulatory approval. However, if at any time the approval of the stockholders of the company is required under Section 422 of the Code or Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

                           CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary outlines certain federal income tax consequences of the 2004 Option Plan to the company and participants under present law.

Incentive Options

         A participant will not recognize income for federal income tax purposes upon the grant of an Incentive Option. A participant also will not be taxed on the exercise of an Incentive Option, provided that the common stock acquired upon exercise of the Incentive Option is not sold by the participant within two years after the Option was granted and one-year after the Option is exercised (the "required holding period").

         However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of the Incentive Option and the fair market value of the common stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The participant is required to include such amount in AMT income in such year and to compute the tax basis of the shares so acquired in the same manner as if a Non-Qualified Option had been exercised, including the availability of a Section 83 election (discussed below). Whether a participant will be liable for AMT in the year the Incentive Option is exercised will depend on the participant's particular tax circumstances. AMT paid in such year will be allowed as a credit to the extent regular tax exceeds AMT in subsequent years.

         On a sale, after the required holding period, of common stock that was acquired by exercising an Incentive Option, the difference between the participant's tax basis in the common stock and the amount received in the sale is taxed as a long-term capital gain or loss.

         If common stock acquired upon the exercise of an Incentive Option is disposed of by the participant during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the amount realized on such disposition (up to the fair market value of the common stock on the exercise date) over (ii) the exercise price, will be taxed to the participant as ordinary income, If a participant pays the exercise price of an Incentive Option by delivering common stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period of such common stock, the participant is treated as making a disqualified disposition of the common stock so delivered.

         The Code puts a $100,000 limit on the value of stock subject to Incentive Options that first become exercisable in any one-year, based on the fair market value of the underlying common stock on the date of grant. To the extent Options exceed this limit, they are taxed as Non-Qualified Options.

Non-Qualified Options

         A participant who receives a Non-Qualified Option does not recognize taxable income on the grant of the Option. Upon exercise of a Non-Qualified Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares.

         However, if the participant (i) is an officer or director of the company or the beneficial owner of more than 10% of the company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act, an "Insider"), (ii) does not make a Section 83 election and (iii) receives shares upon the exercise of a Non-Qualified Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of
(a) six months after the shares are acquired or (b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Option is granted, in the case of an "in-the-money" Option). If the participant makes a Section 83 election, income is not deferred. Rather, income is recognized on the date of exercise of the Non-Qualified Option in an amount equal to the excess of the fair market of the shares acquired upon exercise over the exercise price. A Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an Option is exercised.

         A participant's tax basis in shares received upon exercise of a Non-Qualified Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

         If a participant exercises a Non-Qualified Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. The exercise of the Non-Qualified Option is taxed however, and the company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

         If a participant receives shares upon the exercise of a Non-Qualified Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as a capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

Deduction by the Company

         The company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the company is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition, provided that such amount constitutes an ordinary and necessary business expense of the company, is reasonable in amount and is not disallowed by Section 162(m) of the Code (discussed above).

         The ordinary income recognized by an employee of the company on account of the exercise of a Non-Qualified Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the company in an amount equal to the amount of ordinary income taxable to the participant, provided that such amount constitues an ordinary and necessary business expense of the company, that such amount is reasonable, and that the company satisfies any tax reporting obligation that it has with respect to such income.

Required Affirmative Vote

         Approval of the adoption of the 2004 Option Plan requires the approval of holders representing a majority of shares represented in person or by proxy entitled to vote at the Meeting, excluding the votes of holders of common stock beneficially owned by insiders of the company (and their associates) who may receive common stock in connection with the 2004 Option Plan. The company believes that the number of shares of common stock beneficially owned by such insiders and their associates as at June 1, 2004 is approximately 4,283,000. For the purposes hereof, the terms "insider" and "associate" have the respective meanings ascribed thereto by the Securities Act, except that the term "insider" does not include a person who falls within that definition soley by virtue of being a director or senior officer of a subsidiary of the company.

         The Board of Directors believes that the proposal is in the best interests of the company and its stockholders and recommends that the stockholders vote FOR the adoption of the 2004 Option Plan as set forth in this Proposal 2.

                             AUDIT AND RELATED FEES

         Aggregate fees for professional services rendered for the company by BDO Seidman, LLP for the years ended December 31, 2003 and 2002 were $94,000 and $69,000, respectively:

                                                                  2003              2002
                                                                  ----              ----

Audit Fees.................................................         $42,000          $34,000
Audit Related Fees.........................................          15,000           15,000
Tax Fees...................................................          12,000           15,000
All Other Fees.............................................          25,000            5,000
                                                                   --------         --------
Total Fees..................................................        $94,000          $69,000
                                                                   ========         ========

         The Audit fees for the years ended December 31, 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the company, assistance with review of documents filed with the SEC and other assistance required to be performed by our independent accountants.

         The Audit Related Fees for the years ended December 31, 2003 and 2002 were for review of the company's quarterly financial statements.

         Tax Fees for the years ended December 31, 2003 and 2002 were for services related to preparation of the company's U.S., Canada and State tax returns.

         All Other Fees for the year ended December 31, 2003 and 2002 related principally to tax consulting services rendered with respect to the company's foreign operations.

         Our Audit Committee believes that the provision of the non-audit services, principally tax related services, referenced above is compatible with maintaining the principal auditor's independence.


                              CHANGE OF ACCOUNTANTS

         In June 2002, the Board of Directors, on recommendation of its Audit Committee, terminated the services of Ernst & Young LLP ("E&Y") as the company's independent public accountants and approved the selection of BDO Seidman, LLP to serve as the company's independent public accountants for the company's year ending December 31, 2002 as disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2002. The principal accountant's report on the company's financial statements for neither of the company's past two years contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope or accounting principals. During the company's past two years, the company had no disagreements with E&Y, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with E&Y's report.


                             INDEPENDENT ACCOUNTANTS

         The company's independent accountants for the year ended December 31, 2003 was BDO Seidman, LLP ("BDO"). The Board of Directors has selected BDO as the independent accountants for the company's year ending December 31, 2004. A representative of BDO is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires, and is expected to be available to respond to appropriate questions.

                           2005 STOCKHOLDERS PROPOSALS

         Stockholder proposals requested to be included in our proxy statement for the year 2005 annual meeting of stockholders must be received by us at our principal executive offices, 10 Edison Street East, Amityville, New York 11701 (Attn: Corporate Secretary), prior to February 10, 2005. The Board of Directors will review any stockholder proposals that are received in accordance herewith and will determine whether such proposals meet applicable criteria for inclusion in our proxy statement for the year 2005 annual meeting of stockholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. Stockkholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in the company's By-laws copies of which will be furnished upon written request to the Corporate Secretary at the address mentioned above.

         Holders of our common stock desiring to have proposals submitted for consideration at any future meeting of stockholders should review the applicable rules and regulations of the Securities and Exchange Commission with respect to submitting such proposals.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for consideration at the annual meeting. Should any other matters properly come before the annual meeting, the persons named in the accompanying proxy or their substitutes will vote such proxies on behalf of the stockholders they represent in accordance with their best judgment.


                             SOLICITATION OF PROXIES

         Proxies are being solicited by and on behalf of the Board of Directors. We will bear the costs of preparing and mailing the proxy materials to our stockholders in connection with the annual meeting. We will solicit proxies by mail and the directors and certain officers and employees of our company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed by us for reasonable out-of-pocket expenses. We also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.


                             ADDITIONAL INFORMATION

We will make available to any stockholder, without charge, upon a written request therefor, a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003, including the financial statements and schedules required to be filed with the Annual Report. Any such request should be directed to Technology Flavors & Fragrances, Inc., Attention: Joseph A. Gemmo, Vice President and Chief Financial Officer, at 10 Edison Street East, Amityville, New York 11701.


                                            FOR THE BOARD OF DIRECTORS,

                                            /s/ JOSEPH A. GEMMO

                                            Joseph A. Gemmo
                                            Secretary

Amityville, New York
June 4, 2004

                                    Exhibit A

                      Technology Flavors & Fragrances, Inc.

                             2004 STOCK OPTION PLAN

1.       Purpose

   The purpose of this plan (the "Plan") is to secure for TECHNOLOGY FLAVORS & FRAGRANCES, INC. (the "company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors (who are also either employees or officers) of the company and its subsidiary corporations who are expected to contribute to the company's future growth and success. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan). The Plan is also designed to attract and retain other persons who will provide services to the company.

2. Type of Options and Administration

     (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors (the "Board") of the company (or a committee designated by the Board) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code ("Non-Qualified Options").

     (b) Administration. The Plan will be administered by the Board or by a committee consisting of two or more directors appointed by the Board (the "Committee"), in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. If the Board determines to create a Committee to administer the Plan, the delegation of powers to the Committee shall be consistent with applicable laws or regulations and a majority of the Committee shall be "independent" as defined by applicable regulations. The Board or Committee may in its sole discretion grant options to purchase shares of the company's Common Stock, $0.01 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3. Eligibility

   Options may be granted to persons who are, at the time of grant, employees, officers or directors (who are also either employees or officers) of the company or any subsidiaries of the company as defined in Sections 424(e) and 424(f) of the Code, provided, that Incentive Stock Options may only be granted to individuals who are employees of the company (within the meaning of Section 3401(c) of the Code). Options may also be granted to other persons, provided that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine. Notwithstanding the foregoing, no options will be granted to any person under this Plan if as a result of such grant the number of shares of Common Stock of the company reserved for issuance to such person pursuant to (i) options granted under the Plan and (ii) any other share compensation with the company, exceeds 5% of the number of shares of Common Stock of the company then issued and outstanding.


                                       A1

4.       Stock Subject to Plan

   The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the company which may be issued and sold under the Plan is 1,000,000. If an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.       Forms of Option Agreements

   As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such option agreements may differ among recipients.

6. Purchase Price

     (a) General. The purchase price per share of stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, provided, however, that in the case of an Incentive Stock Option or Non-Qualified Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b). "Fair Market Value" of a share of Common Stock of the company as of a specified date for purposes of the Plan shall mean the closing price of a share of the Common Stock on the American Stock Exchange on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the company in an amount equal to the exercise price of such options, or by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations.

7. Option Exercise Period

   Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than ten (10) years after the date on which the option is granted.

8.       Exercise of Options

   Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.       Nontransferability of Options

   No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.

10.      Effect of Termination of Employment or Other Relationship

   Except as provided in Section 11(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the company or within one (1) year if such termination was due to the death or disability of the optionee (to the extent such option is then exercisable) but in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determination shall be final and conclusive and binding upon the optionee.

11.      Incentive Stock Options

   Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual.

     (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

     (ii) the option exercise period shall not exceed five (5) years from the date of grant.

     (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the company, except that:

     (i) an Incentive Stock Option exercised within the period of three (3) months after the date the optionee ceases to be an employee of the company (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable, provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three (3) month period shall be treated as the exercise of a non-statutory option under the Plan,

     (ii) if the optionee dies while in the employ of the company, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable, and

     (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the company, the Incentive Stock Option exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is then exercisable.


   For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions

     (a) Additional Option Provisions. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b) Acceleration, Extension, Etc. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, provided, however that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("the Exchange Act") (if applicable to such option).

13. General Restrictions

     (a) Investment Representations. The company may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

     (b) Compliance With Securities Law. Each option shall be subject to the requirement that if, at any time, counsel to the company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal

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

law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.      Rights as a Stockholder

   The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

15. Adjustment Provisions for Recapitalization, Reorganization and Related Transactions

     (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (A) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable to such option), or (B) would be considered as the adoption of a new plan requiring stockholder approval.

     (b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event (as defined below), whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. For purposes of the Plan, a "Trigger Event" is any one of the following events:

     (i) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the company, any subsidiary of the company, any employee benefit plan of the company or of any subsidiary of the company or any entity holding shares or other securities of the company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the company and regardless of the number of shares purchased pursuant to such offer;

     (ii) the date the company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the company, any subsidiary of the company, any employee benefit plan of the company or of any subsidiary of the company or any entity holding shares of Common Stock or other securities of the company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the company would be entitled in the election of the Board were an election held on such date;

     (iii) the date, during any period of two (2) consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders of the company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period; and

     (iv) the date of approval by the stockholders of the company of an agreement (a "reorganization agreement") providing for:

     (1) the merger or consolidation of the company with another corporation (x) where the stockholders of the company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 80% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or

     (2) The sale or other disposition of all or substantially all the assets of the company.

(c) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

     (a) General. In the event of any sale, merger, transfer or acquisition of the company or substantially all of the assets of the company in which the company is not the surviving corporation, provided that after the merger, transfer or acquisition the company shall have requested the acquiring or succeeding corporation (or an affiliate thereof) that equivalent options shall be substituted and such successor corporation shall have refused or failed to assume all options outstanding under the Plan or issue substantially equivalent options, then any or all outstanding options under the Plan shall accelerate and become exercisable in full immediately prior to such event. The Board or Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the options will terminate upon expiration of such notice.

     (b) Substitute Options. The company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the company, or a subsidiary of the company, as the result of a merger or consolidation of the employing corporation with the company or a subsidiary of the company, or as a result of the acquisition by the company, or one of its subsidiaries, of property or stock of the employing corporation. The company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

17. No Special Employment Rights

   Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the company or interfere in any way with the right of the company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits

   Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

19. Amendment, Modification or Termination of the Plan

     (a) The Board may at any time modify, amend or terminate the Plan provided, however, that if at any time the approval of the stockholders of the company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board may not effect such modification or amendment without such approval.

     (b) The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. Withholding

     (a) The company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the company, which may be withheld by the company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, or (ii) delivering to the company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the company if any or all of such shares are disposed of by the optionee within two
(2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the company at the time of such disposition.

21. Cancellation and New Grant of Options, etc.

   The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees the (i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options, or (ii) amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Duration of the Plan

     (a) Effective Date. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, any options previously granted under the Plan shall be deemed to be null and void and of no effect whatsoever. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board and amendments requiring stockholder approval (as provided in Section 19) shall become effective when adopted by the Board, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) Termination. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; provided however, that such termination will not affect any options granted prior to termination of the Plan.

23. Provision for Foreign Participants

   The Board may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rule, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.      Governing Law

   The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.